Exhibit 24.1

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and ROBERT A. JOHNSON JR., each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to execute and file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, the Registration Statement or Statements on Form S-4, and thereafter to execute and file any and all amended Registration Statements and amended prospectuses or amendments (including post-effective amendments) or supplements to any of the foregoing, with all exhibits thereto and all other documents in connection therewith, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes may do, or cause to be done, by virtue hereof. This Power of Attorney may be signed in counterparts.

Date:  March 4, 2020 .

/s/ William M. Brown	/s/ Thomas A. Dattilo
William M. Brown	Thomas A. Dattilo
Chairman and Chief Executive Officer	Director

/s/ Christopher E. Kubasik	/s/ Roger B. Fradin
Christopher E. Kubasik	Roger B. Fradin
Vice Chairman, President and Chief Operating Officer	Director

/s/ Jesus Malave Jr.	/s/ Lewis Hay III
Jesus Malave Jr.	Lewis Hay III
Senior Vice President and Chief Financial Officer	Director

/s/ Todd A. Taylor	/s/ Lewis Kramer
Todd A. Taylor	Lewis Kramer
Vice President, Principal Accounting Officer	Director

/s/ Sallie B. Bailey	/s/ Rita S. Lane
Sallie B. Bailey	Rita S. Lane
Director	Director

/s/ Peter W. Chiarelli	/s/ Robert B. Millard
Peter W. Chiarelli	Robert B. Millard
Director	Director

/s/ Thomas A. Corcoran	/s/ Lloyd W. Newton
Thomas A. Corcoran	Lloyd W. Newton
Director	Director